Exhibit 99.1

Aircastle to Host Investor and Analyst Event on April 11, 2013

STAMFORD, Conn., April 1, 2013 Aircastle Limited (NYSE: AYR) today announced that it will host an investor and analyst meeting on April 11, 2013 at 12:00 P.M. Eastern Time in New York City.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2012, Aircastle’s aircraft portfolio consisted of 159 aircraft on lease with 69 customers located in 36 countries.

For more information on Aircastle, please visit www.aircastle.com.

Contact:

Frank Constantinople — Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

SOURCE Aircastle Limited